CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS FOURTH QUARTER
AND FULL YEAR 2014 FINANCIAL RESULTS:
NET INCOME UP 14%, LOANS GROW 14% AND DEPOSITS UP 6%;
ALSO ANNOUNCES INITIATION OF CASH DIVIDEND

January 26, 2015 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), today reported record financial results for the fourth quarter and full year of 2014. The Company recorded net income of $5.6 million, or $0.38 per diluted common share, for the quarter ended December 31, 2014, compared to net income of $4.9 million, or $0.34 per diluted common share, for the fourth quarter of 2013. This represents the eighth straight quarter that the Company has delivered record net income. Net income for the full year totaled $21.1 million, or $1.46 per diluted common share, compared to $17.3 million, or $1.20 per diluted common share, for 2013. The Company also reported net loan growth of $245.8 million, or 14%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Year Ended
			%			%
	12/31/14	12/31/13	Increase	12/31/14	12/31/13	Increase
Total assets	$2,997.6	$2,781.1	8%

Total loans (net)	1,973.5	1,727.8	14%

Total deposits	2,380.7	2,239.6	6%

Total revenues	$33.1	$31.3	6%	$127.5	$121.3	5%

Net income	5.6	4.9	14%	21.1	17.3	22%

Diluted net income per common share	$0.38	$0.34	12%	$1.46	$1.20	22%

“Despite mixed quarterly results throughout the banking sector, we are extremely pleased with our continued progress on increasing the Company's profitability, as evidenced by our eighth straight quarter of record net income,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer. "Our results for the fourth quarter and full year of 2014 include increased revenues, diligent expense control, strong loan growth and increased deposits. These financial results, combined with our previously announced shareholder return and cost-saving initiatives, demonstrate our commitment to grow the value of the Metro franchise and drive long-term shareholder value."

"As part of our basic commitment to enhancing shareholder returns, I am pleased to announce that on January 23, 2015, Metro's Board of Directors declared a first quarter cash dividend of $0.07 per common share, payable on February 25, 2015 to shareholders of record on February 4, 2015. The initiation of an annual dividend reflects our enthusiasm about Metro's future, and going forward we will continue to evaluate our capital structure and allocation priorities. The Metro Board and management team remain committed to exceeding our customers' expectations, increasing profitability and driving increased value for our shareholders."

Income Statement Highlights

•
The Company recorded net income of $5.6 million, or $0.38 per diluted common share, for the fourth quarter of 2014 compared to net income of $4.9 million, or $0.34 per diluted common share for the same period one year ago; a $668,000, or 14%, increase. Record net income for the full year 2014 totaled $21.1 million, or $1.46 per diluted common share; up $3.8 million, or 22%, over $17.3 million, or $1.20 per diluted common share recorded for 2013.

•
Total revenues (net interest income plus noninterest income) for the fourth quarter of 2014 were $33.1 million, up $1.8 million, or 6%, over total revenues of $31.3 million for the same quarter one year ago and were up $653,000, or 2%, over total revenues of $32.5 million for the previous quarter. Total revenues of $127.5 million for 2014 increased by $6.2 million, or 5%, over 2013.

•	Return on average stockholders' equity (ROE) was 8.43% for the fourth quarter of 2014 compared to 8.30% for the same period last year. ROE for the full year 2014 was 8.46%, compared to 7.41% for 2013.

•
The Company's net interest margin on a fully-taxable basis for the fourth quarter of 2014, which continued to be compressed by the Federal Reserve's monetary policy and resultant interest rate environment, improved to 3.60%, compared to 3.57% recorded in the third quarter of 2014 and 3.55% for the fourth quarter of 2013. The Company's deposit cost of funds for the fourth quarter was 0.27%, the same as the previous quarter and compared to 0.28% for the same period one year ago.

•
The provision for loan losses totaled $2.7 million for the fourth quarter of 2014, compared to $2.1 million for the previous quarter and compared to $1.6 million for the fourth quarter one year ago. The provision for loan losses for 2014 totaled $6.8 million, down 2%, from 2013.

•
Noninterest expenses for the fourth quarter of 2014 were $22.4 million, relatively unchanged compared to the previous quarter and down $368,000, or 2%, from the same quarter last year. Total noninterest expenses for 2014 were up slightly by $679,000, or 1%, compared to 2013.

•	The efficiency ratio improved to 67.5% compared to 68.9% for the previous quarter and 72.7% for the fourth quarter of 2013.

Balance Sheet Highlights

•	Loan growth continues to be strong as net loans grew $84.5 million, or 4%, on a linked quarter basis to $1.97 billion and were up $245.8 million, or 14%, over the fourth quarter 2013.

•	Nonperforming assets were 1.44% of total assets at December 31, 2014, compared to 1.36% of total assets for the previous quarter and compared to 1.61% of total assets one year ago.

•
Total deposits were $2.38 billion, up $141.1 million, or 6%, compared to same quarter last year. Total core deposits grew $108.9 million, or 5%, over the past twelve months and totaled $2.29 billion at December 31, 2014.

•	Metro's capital levels remain strong with a Tier 1 Leverage ratio of 9.00% and a total risk-based capital ratio of 13.42%.

•
Stockholders' equity totaled $265.5 million, or 8.86% of total assets, at the end of the fourth quarter 2014. At December 31, 2014, the Company's book value per share was $18.60. The market price of Metro's common stock increased by 20% from $21.54 per common share at December 31, 2013 to $25.92 per common share at December 31, 2014.

•	Late in the fourth quarter of 2014, the Company initiated its previously announced 5% common share repurchase program. A total of 12,300 shares were purchased as of December 31, 2014.

Income Statement Overview

	Three months ended December 31,			Year ended December 31,
(dollars in thousands, except per share data)	2014	2013	% Change	2014	2013	% Change
Total revenues	$33,137	$31,294	6%	$127,524	$121,320	5%
Provision for loan losses	2,650	1,575	68	6,750	6,875	(2)
Total noninterest expenses	22,369	22,737	(2)	90,548	89,869	1
Net income	5,559	4,891	14	21,085	17,260	22
Diluted net income per common share	$0.38	$0.34	12%	$1.46	$1.20	22%
Efficiency ratio	67.50%	72.66%		71.00%	74.08%

Metro recorded net income of $5.6 million, or $0.38 per diluted common share, for the fourth quarter of 2014 compared to net income of $4.9 million, or $0.34 per diluted common share, for the fourth quarter of 2013. Net income totaled $21.1 million, or $1.46 per diluted common share, for the year ended December 31, 2014 as compared to net income of $17.3 million, or $1.20 per diluted common share, for 2013.

Total revenues (net interest income plus noninterest income) for the fourth quarter of 2014 were $33.1 million, up $1.8 million, or 6%, over the fourth quarter of 2013. Total revenues for the year ended December 31, 2014 were $127.5 million, up $6.2 million, or 5%, over last year.

Noninterest expenses for the quarter totaled $22.4 million, down $368,000 compared to the same period in 2013. Total noninterest expenses for the year ended December 31, 2014 were $90.5 million, up $679,000, or 1%, over last year.

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2014 totaled $25.6 million, up $2.3 million, or 10%, over the fourth quarter of 2013. Net interest income for the year ended December 31, 2014 totaled $97.8 million versus $91.1 million for the year 2013, a $6.7 million, or 7%, increase.

Average interest-earning assets for the fourth quarter of 2014 totaled $2.86 billion versus $2.81 billion for the previous quarter and were up $204.8 million, or 8%, over the fourth quarter of 2013. Average loans receivable increased by $225.9 million, or 13%, and average investment securities balances decreased by $21.1 million, or 2%, from the fourth quarter of last year. Average interest-bearing deposits totaled $1.84 billion for the fourth quarter of 2014, up $92.9 million, or 5%, over the same period of 2013 and average noninterest-bearing deposits for the fourth quarter 2014 were $480.5 million, up $46.5 million, or 11%, over the fourth quarter last year.

Average interest earning assets for the full year 2014 totaled $2.77 billion versus $2.57 billion for 2013, an increase of $195.7 million, or 8%. Total interest income on a tax equivalent basis for the year ended December 31, 2014 was up $6.3 million, or 6% , over the same period last year. Total interest expense for the year 2014 was down $217,000, or 3%, from the same period of 2013.

The net interest margin for the fourth quarter of 2014 improved to 3.53%, up 4 basis points (bps) from the 3.49% recorded for the previous quarter and up 7 bps over the 3.46% recorded in the fourth quarter one year ago, notwithstanding the drag of the persistently low interest rate environment. The net interest margin on a fully-taxable basis for the fourth quarter of 2014 was 3.60%, up 3 bps over the previous quarter and up 5 bps compared to 3.55% for the fourth quarter of 2013.

The net interest margin for the year 2014 was 3.50%, down 1 bp from the 3.51% recorded in 2013. On a fully-taxable basis, the net interest margin for the year ended December 31, 2014 was 3.58%, down 2 bps compared to 3.60% for the year ended December 31, 2013.

Metro's deposit cost of funds for the fourth quarter of 2014 was 0.27%, compared to the same amount for the previous quarter, and down 1 bp from 0.28% recorded in the fourth quarter one year ago. Metro's deposit cost of funds decreased from 0.29% for the year ended December 31, 2013 to 0.27% for the year ended December 31, 2014. The total cost of all funding sources for the fourth quarter was 0.27%, compared to 0.32% for the previous quarter and 0.33% for the same period in 2013.

Change in Net Interest Income and Rate/Volume Analysis

The increase in net interest income on a fully tax-equivalent basis for the fourth quarter and for the full year 2014 over the same periods of 2013 was primarily due to an increase in the level of interest earning assets, offset partially by lower yields on those interest earning assets, and a lower total cost of funding sources.

(dollars in thousands)	Tax Equivalent Net Interest Income
2014 vs. 2013	Volume Change	Rate Change	Total Increase	% Increase
4th Quarter	$2,432	$(181)	$2,251	9%
Year to Date	$9,485	$(2,940)	$6,545	7%

Noninterest Income

Noninterest income for the fourth quarter of 2014 totaled $7.5 million, down $446,000, or 6%, from the fourth quarter one year ago. Service charges, card and other income for the fourth quarter were $7.1 million, a decrease of 1%, from the fourth quarter last year. Gains on the sale of loans totaled $506,000 for the fourth quarter of 2014 versus $144,000 for the same period in 2013. Net losses on investment securities totaled $119,000 for the fourth quarter of 2014, compared to net gains on investment securities of $643,000 for the fourth quarter of 2013.

Noninterest income for the full year 2014 totaled $29.7 million, down $469,000, or 2%, compared to the full year 2013. Service charges, card and other income were $28.8 million for the year ended December 31, 2014, up 1% compared to 2013, while gains on the sale of loans were $1.0 million for the year ended 2014, up 8% compared to the same period of 2013. Net losses on sales of securities during 2014 were $82,000 compared to net gains of $664,000 in 2013.

The breakdown of noninterest income for the fourth quarter and for the years ended 2014 and 2013, respectively, is shown in the table below:

	Three months ended December 31,			Year ended December 31,
(dollars in thousands)	2014	2013	% Change	2014	2013	% Change
Service charges, card and other income	$7,132	$7,178	(1)%	$28,769	$28,571	1%
Gains on sales of loans	506	144	251	1,034	955	8
Net gains (losses) on sales/calls of securities	(119)	643	(119)	(82)	664	(112)
Total noninterest income	$7,519	$7,965	(6)%	$29,721	$30,190	(2)%

Noninterest Expenses

Noninterest expenses for the fourth quarter of 2014 were $22.4 million, relatively unchanged on a linked quarter basis, and down $368,000, or 2%, compared to the fourth quarter one year ago. For the year ended December 31, 2014, noninterest expenses totaled $90.5 million, up $679,000, or 1%, over $89.9 million recorded for the same period of 2013.

The breakdown of noninterest expenses for the fourth quarter and for the full year 2014 and 2013, respectively, are shown in the table below:

	Three months ended December 31,			Year ended December 31,
(dollars in thousands)	2014	2013	% Change	2014	2013	% Change
Salaries and employee benefits	$10,695	$10,829	(1)%	$44,381	$42,806	4%
Occupancy and equipment	2,726	3,386	(19)	12,370	13,250	(7)
Advertising and marketing	449	582	(23)	1,737	1,685	3
Data processing	3,745	3,150	19	13,538	12,838	5
Regulatory assessments and related costs	508	554	(8)	2,205	2,227	(1)
Foreclosed real estate	25	153	(84)	402	422	(5)
Other expenses	4,221	4,083	3	15,915	16,641	(4)
Total noninterest expenses	$22,369	$22,737	(2)%	$90,548	$89,869	1%

Balance Sheet

	As of December 31,
(dollars in thousands)	2014	2013	% Increase
Total assets	$2,997,572	$2,781,118	8%

Total loans (net)	1,973,536	1,727,762	14%

Total deposits	2,380,672	2,239,621	6%

Total core deposits	2,285,534	2,176,600	5%

Total stockholders' equity	265,523	230,183	15%

Lending

Gross loans receivable totaled $2.0 billion at December 31, 2014, an increase of $247.7 million, or 14%, over December 31, 2013. The Company experienced loan growth in every major loan category in 2014 except for commercial tax exempt loans. The composition of the Company's loan portfolio at December 31, 2014 and December 31, 2013 was as follows:

(dollars in thousands)	December 31, 2014	% of Total	December 31, 2013	% of Total	$ Change	% Change
Commercial and industrial	$525,127	26%	$447,144	25%	$77,983	17%
Commercial tax-exempt	71,151	4	81,734	5	(10,583)	(13)
Owner occupied real estate	332,070	17	302,417	17	29,653	10
Commercial construction and land development	138,064	7	133,176	8	4,888	4
Commercial real estate	594,276	29	473,188	27	121,088	26
Residential	110,951	6	97,766	6	13,185	13
Consumer	226,895	11	215,447	12	11,448	5
Gross loans receivable	$1,998,534	100%	$1,750,872	100%	$247,662	14%

The Company's particularly strong growth in commercial real estate loans reflects a steady progression over the past four quarters in this portfolio, owing to continued strengthening in the real estate markets the Company serves combined with increased opportunities.

Asset Quality

The Company's asset quality ratios are shown below:

	Quarters Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Nonperforming assets/total assets	1.44%	1.36%	1.61%
Net loan charge-offs (annualized)/average total loans	0.45%	0.39%	1.35%
Loan loss allowance/total loans	1.25%	1.28%	1.32%
Nonperforming loan coverage	71%	74%	57%
Nonperforming assets/capital and reserves	15%	15%	18%

Nonperforming loans increased by $2.2 million during the fourth quarter of 2014 from September 30, 2014, while foreclosed asset balances increased by $519,000. Compared to December 31, 2013, nonperforming loans decreased $4.9 million, or 12%, and foreclosed assets increased $3.2 million, or 72%.

Nonperforming assets increased during the fourth quarter of 2014 from September 30, 2014 by $2.8 million, or 7%, to $43.1 million, or 1.44%, of total assets at December 31, 2014, compared to $40.3 million, or 1.36%, of total assets at September 30, 2014, and $44.8 million, or 1.61%, of total assets one year ago. Nonperforming assets were down $1.7 million, or 4%, over the past year.

At December 31, 2014, foreclosed assets totaling $3.7 million were under contract to be sold with no additional net loss expected.

Net loan charge-offs totaled $2.2 million for the fourth quarter of 2014, comprised of $2.8 million in gross loan charge-offs offset partially by $576,000 in recoveries. Total net charge-offs for the year ended December 31, 2014 were $4.9 million, or 0.26%, of average loans outstanding compared to $9.0 million, or 0.55% of average loans outstanding, for the year ended December 31, 2013.

The Company recorded a provision for loan losses of $2.7 million for the fourth quarter of 2014 as compared to $2.1 million for the previous quarter and $1.6 million recorded in the fourth quarter of 2013. The allowance for loan losses totaled $25.0 million as of December 31, 2014, compared to $24.5 million at September 30, 2014 and $23.1 million at December 31, 2013. The allowance represented 1.25% of gross loans outstanding at December 31, 2014, compared to 1.28% at September 30, 2014 and 1.32% at December 31, 2013.

Deposits

The Company's deposit balances at December 31, 2014 were $2.38 billion, compared to total deposits of $2.33 billion at September 30, 2014 and $2.24 billion one year ago. The change in core deposits over the past twelve months by type of account is as follows:

	As of December 31,
(dollars in thousands)	2014	2013	% Change	4th Quarter 2014 Cost of Funds
Demand noninterest-bearing	$478,724	$443,287	8%	0.00%
Interest checking and money market	1,129,538	1,107,056	2	0.27
Savings	546,045	496,495	10	0.28
Subtotal	2,154,307	2,046,838	5	0.21
Time	131,227	129,762	1	1.13
Total core deposits	$2,285,534	$2,176,600	5%	0.27%

Total core deposits, excluding time deposits, increased $107.5 million, or 5%, over the past twelve months. The cost of core deposits, excluding time deposits, during the fourth quarter of 2014 was 0.21%, compared to the same amount for the previous quarter and 0.22% for the fourth quarter one year ago. The cost of total core deposits for the fourth quarter of 2014 was 0.27%, which was up 1 bp from the previous quarter and down 1 bp from fourth quarter of 2013.

Change in total core deposits by type of customer was as follows:

	December 31,	% of	December 31,	% of	%
(dollars in thousands)	2014	Total	2013	Total	Change
Consumer	$1,016,724	44%	$960,214	44%	6%
Commercial	707,738	31	651,211	30	9
Government	561,072	25	565,175	26	(1)
Total	$2,285,534	100%	$2,176,600	100%	5%

Total commercial core deposits grew by $56.5 million, or 9%, and total consumer core deposits also increased by $56.5 million, or 6%, over the past twelve months.

Investments

At December 31, 2014, the Company's investment portfolio totaled $853.0 million, down $34.5 million, or 4%, on a linked quarter basis and down $16.7 million, or 2%, compared to December 31, 2013. Detailed below is information regarding the composition and characteristics of the portfolio at December 31, 2014:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agency securities	$32,788	$149,112	$181,900
Mortgage-backed securities:
Residential mortgage-backed securities	60,149	14,226	74,375
Agency collateralized mortgage obligations	405,009	146,952	551,961
Corporate debt securities	—	5,000	5,000
Municipal securities	30,092	9,704	39,796
Total	$528,038	$324,994	$853,032
Duration (in years)	4.5	5.4	4.8
Average life (in years)	5.0	6.2	5.4
Quarterly average yield (annualized)	2.27%	2.54%	2.43%

At December 31, 2014, the after-tax unrealized loss on the Company's available for sale portfolio was $3.9 million, as compared to an after-tax unrealized loss of $16.5 million at December 31, 2013.

Capital

Stockholders' equity at December 31, 2014 totaled $265.5 million, compared to $230.2 million at December 31, 2013. Return on average stockholders' equity (ROE) for the fourth quarter of 2014 was 8.43%, up over ROE of 8.30% for the fourth quarter last year. ROE for the year 2014 was 8.46%, compared to 7.41% for the year 2013.

The Company's capital ratios at December 31, 2014 and 2013 were as follows:

	12/31/2014	12/31/2013	Regulatory Guidelines “Well Capitalized”
Leverage ratio	9.00%	9.39%	5.00%
Tier 1 (risk-based)	12.28	13.41	6.00
Total capital (risk-based)	13.42	14.59	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies. The decrease in each of the capital ratios shown above is a result of the Company's 14% year over year net loan growth combined with the redemption of $15 million of Trust Preferred Securities which were included in Tier 1 and Total Risk-Based Capital.

During late fourth quarter of 2014, the Company initiated a 5% common share repurchase program. This had minimal impact in the Company's capital ratios at December 31, 2014.

At December 31, 2014, the Company's book value per common share was $18.60, compared to $16.19 one year ago.

The market price of the Company's common stock increased by 20% from $21.54 per common share at December 31, 2013 to $25.92 per common share at December 31, 2014.

As previously mentioned, Metro's Board of Directors declared a first quarter cash dividend of $0.07 per common share payable on February 25, 2015 to shareholders of record on February 4, 2015.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable based on the information available to us at the time, we can give no assurance that any of them will be achieved. You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•
the effects of and changes in, trade, monetary and fiscal policies, including in particular interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the federal government’s inability to reach a deal to permanently raise the debt ceiling and the potential negative results on economic and business conditions;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance as well as enhanced expectations of regulators);

•
possible impacts of the capital and liquidity requirements of the Basel III standards as implemented or to be implemented by the Federal Reserve and other US regulators, as well as other regulatory pronouncements and prudential standards;

•	changes in regulatory policies on positions relating to capital distributions;

•	ability to generate sufficient earnings to justify capital distributions;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses or any provisions;

•	the views and actions of the Consumer Financial Protection Bureau regarding consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies, including regulatory expectations regarding enhanced compliance programs;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	deposit flows;

•	inability to achieve anticipated cost savings in the amount of time expected, and the emergence of unexpected offsetting costs in the compliance or risk management areas or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically and effectively;

•	the loss of key officers or other personnel;

•
changes in accounting principles, policies and guidelines as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (FASB), and other accounting standards setters;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•
interruption or breach in security of our information systems, including cyber-attacks, resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems or disclosure of confidential information;

•	our ability to maintain compliance with the exchange rules of The Nasdaq Stock Market, Inc.;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	disruptions due to flooding, severe weather or other natural disasters or Acts of God; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc. and Subsidiaries
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	%	December 31,	%	December 31,	December 31,	%
(dollars in thousands, except per share amounts)	2014	2014	Change	2013	Change	2014	2013	Change
Income Statement Data:
Net interest income	$25,618	$24,855	3%	$23,329	10%	$97,803	$91,130	7%
Provision for loan losses	2,650	2,100	26	1,575	68	6,750	6,875	(2)
Noninterest income	7,519	7,629	(1)	7,965	(6)	29,721	30,190	(2)
Total revenues	33,137	32,484	2	31,294	6	127,524	121,320	5
Noninterest expenses	22,369	22,376	—	22,737	(2)	90,548	89,869	1
Net income	5,559	5,501	1	4,891	14	21,085	17,260	22
Per Common Share Data:
Net income per common share:
Basic	$0.39	$0.39	—%	$0.34	15%	$1.48	$1.21	22%
Diluted	0.38	0.38	—	0.34	12	1.46	1.20	22

Book Value		$17.76				$18.60	$16.19	15

Weighted average common shares outstanding:
Basic	14,217	14,201		14,155		14,191	14,142
Diluted	14,478	14,442		14,359		14,414	14,290
Balance Sheet Data:
Total assets	$2,997,572	$2,959,847	1%			$2,997,572	$2,781,118	8%
Loans receivable (net)	1,973,536	1,889,080	4			1,973,536	1,727,762	14
Allowance for loan losses	24,998	24,540	2			24,998	23,110	8
Investment securities	853,032	887,515	(4)			853,032	869,737	(2)
Total deposits	2,380,672	2,331,849	2			2,380,672	2,239,621	6
Core deposits	2,285,534	2,240,779	2			2,285,534	2,176,600	5
Stockholders' equity	265,523	253,362	5			265,523	230,183	15
Capital:
Total stockholders' equity to assets		8.56%				8.86%	8.28%
Leverage ratio		8.96				9.00	9.39
Risk based capital ratios:
Tier 1		12.42				12.28	13.41
Total Capital		13.58				13.42	14.59
Performance Ratios:
Deposit cost of funds	0.27%	0.27%		0.28%		0.27%	0.29%
Cost of funds	0.27	0.32		0.33		0.30	0.33
Net interest margin	3.53	3.49		3.46		3.50	3.51
Return on average assets	0.74	0.75		0.70		0.73	0.64
Return on average stockholders' equity	8.43	8.67		8.30		8.46	7.41
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.45%	0.39%		1.35%		0.26%	0.55%
Nonperforming assets to total period-end assets	1.44	1.36				1.44	1.61
Allowance for loan losses to total period-end loans	1.25	1.28				1.25	1.32
Allowance for loan losses to period-end nonperforming loans	71	74				71	57
Nonperforming assets to capital and allowance	15	15				15	18

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,	December 31,
	2014	2013
(in thousands, except share and per share amounts)	(Unaudited)

Assets
Cash and cash equivalents	$42,832	$44,996
Securities, available for sale at fair value	528,038	585,923
Securities, held to maturity at cost (fair value 2014: $319,923; 2013: $263,697)	324,994	283,814
Loans, held for sale	4,996	6,225
Loans receivable, net of allowance for loan losses (allowance 2014: $24,998; 2013: $23,110)	1,973,536	1,727,762
Restricted investments in bank stock	15,223	20,564
Premises and equipment, net	75,182	75,783
Other assets	32,771	36,051
Total assets	$2,997,572	$2,781,118

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$478,724	$443,287
Interest-bearing	1,901,948	1,796,334
Total deposits	2,380,672	2,239,621
Short-term borrowings	333,475	277,750
Long-term debt	—	15,800
Other liabilities	17,902	17,764
Total liabilities	2,732,049	2,550,935
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued shares 2014: 14,232,844; 2013: 14,157,219; outstanding shares 2014: 14,220,544; 2013: 14,157,219)	14,233	14,157
Surplus	160,588	158,650
Retained earnings	94,496	73,491
Accumulated other comprehensive loss	(3,875)	(16,515)
Treasury stock, at cost (common shares 2014: 12,300; 2013: 0)	(319)	—
Total stockholders' equity	265,523	230,183
Total liabilities and stockholders' equity	$2,997,572	$2,781,118

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2014	2013	2014	2013
Interest Income
Loans receivable, including fees:
Taxable	$21,369	$19,165	$81,278	$74,404
Tax-exempt	762	886	3,281	3,630
Securities:
Taxable	5,122	5,165	20,373	20,552
Tax-exempt	240	187	850	740
Total interest income	27,493	25,403	105,782	99,326
Interest Expense
Deposits	1,579	1,557	5,904	6,204
Short-term borrowings	296	211	1,136	712
Long-term debt	—	306	939	1,280
Total interest expense	1,875	2,074	7,979	8,196
Net interest income	25,618	23,329	97,803	91,130
Provision for loan losses	2,650	1,575	6,750	6,875
Net interest income after provision for loan losses	22,968	21,754	91,053	84,255
Noninterest Income
Card, service charges and other income	7,132	7,178	28,769	28,571
Net gains on sales of loans	506	144	1,034	955
Net gains (losses) on sales/calls of securities	(119)	643	(82)	664
Total noninterest income	7,519	7,965	29,721	30,190
Noninterest Expenses
Salaries and employee benefits	10,695	10,829	44,381	42,806
Occupancy and equipment	2,726	3,386	12,370	13,250
Advertising and marketing	449	582	1,737	1,685
Data processing	3,745	3,150	13,538	12,838
Regulatory assessments and related costs	508	554	2,205	2,227
Foreclosed real estate	25	153	402	422
Other	4,221	4,083	15,915	16,641
Total noninterest expenses	22,369	22,737	90,548	89,869
Income before taxes	8,118	6,982	30,226	24,576
Provision for federal income taxes	2,559	2,091	9,141	7,316
Net income	$5,559	$4,891	$21,085	$17,260
Net Income per Common Share
Basic	$0.39	$0.34	$1.48	$1.21
Diluted	0.38	0.34	1.46	1.20
Average Common and Common Equivalent Shares Outstanding
Basic	14,217	14,155	14,191	14,142
Diluted	14,478	14,359	14,414	14,290

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarters ended,									Year-to-date,
	December 31, 2014			September 30, 2014			December 31, 2013			December 31, 2014			December 31, 2013
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$864,259	$5,122	2.37%	$885,232	$5,187	2.34%	$894,620	$5,165	2.31%	$870,984	$20,373	2.34%	$895,489	$20,552	2.30%
Tax-exempt	39,688	369	3.73	37,869	353	3.73	30,446	289	3.79	34,889	1,308	3.75	30,016	1,139	3.80
Total securities	903,947	5,491	2.43	923,101	5,540	2.40	925,066	5,454	2.36	905,873	21,681	2.39	925,505	21,691	2.34
Total loans	1,957,786	22,542	4.52	1,885,057	22,027	4.59	1,731,862	20,527	4.66	1,862,978	86,326	4.58	1,647,608	79,988	4.80
Total earning assets	$2,861,733	$28,033	3.86%	$2,808,158	$27,567	3.87%	$2,656,928	$25,981	3.86%	$2,768,851	$108,007	3.87%	$2,573,113	$101,679	3.92%
Sources of Funds
Interest-bearing deposits:
Regular savings	$475,799	$336	0.28%	$461,451	$323	0.28%	$448,976	$356	0.31%	$465,620	$1,314	0.28%	$436,618	$1,365	0.31%
Interest checking and money market	1,136,261	775	0.27	1,058,220	728	0.27	1,112,292	770	0.27	1,074,666	2,931	0.27	1,067,444	3,041	0.28
Time deposits	131,888	376	1.13	129,524	363	1.11	126,523	380	1.19	128,037	1,386	1.08	129,502	1,591	1.23
Public time and other noncore deposits	98,751	92	0.37	80,861	76	0.37	61,977	51	0.33	78,450	273	0.35	60,518	207	0.34
Total interest-bearing deposits	1,842,699	1,579	0.34	1,730,056	1,490	0.34	1,749,768	1,557	0.35	1,746,773	5,904	0.34	1,694,082	6,204	0.37
Short-term borrowings	380,762	296	0.30	428,440	331	0.30	320,644	211	0.26	388,518	1,136	0.29	301,447	712	0.23
Long-term debt	—	—	—	14,941	325	8.71	15,800	306	7.77	11,601	939	8.09	21,005	1,280	6.09
Total interest-bearing liabilities	2,223,461	1,875	0.33	2,173,437	2,146	0.39	2,086,212	2,074	0.39	2,146,892	7,979	0.37	2,016,534	8,196	0.41
Demand deposits (noninterest-bearing)	480,466			485,564			433,944			472,322			434,753
Sources to fund earning assets	2,703,927	1,875	0.27	2,659,001	2,146	0.32	2,520,156	2,074	0.33	2,619,214	7,979	0.30	2,451,287	8,196	0.33
Noninterest-bearing funds (net)	157,806			149,157			136,772			149,637			121,826
Total sources to fund earning assets	$2,861,733	$1,875	0.26%	$2,808,158	$2,146	0.30%	$2,656,928	$2,074	0.31%	$2,768,851	$7,979	0.29%	$2,573,113	$8,196	0.32%

Net interest income and margin on a tax-equivalent basis		$26,158	3.60%		$25,421	3.57%		$23,907	3.55%		$100,028	3.58%		$93,483	3.60%
Tax-exempt adjustment		540			566			578			2,225			2,353
Net interest income and margin		$25,618	3.53%		$24,855	3.49%		$23,329	3.46%		$97,803	3.50%		$91,130	3.51%

Other Balances:
Cash and due from banks	$42,993			$44,680			$46,666			$43,552			$47,800
Other assets	78,039			75,097			68,529			73,173			80,409
Total assets	2,982,765			2,927,935			2,772,123			2,885,576			2,701,322
Other liabilities	17,317			17,252			18,331			17,038			17,006
Stockholders' equity	261,521			251,682			233,636			249,324			233,029

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2014	2013	2014	2013

Balance at beginning of period	$24,540	$27,425	$23,110	$25,282
Provisions charged to operating expenses	2,650	1,575	6,750	6,875
	27,190	29,000	29,860	32,157
Recoveries of loans previously charged-off:
Commercial and industrial	82	177	1,468	1,122
Commercial tax-exempt	—	—	—	—
Owner occupied real estate	15	—	325	3
Commercial construction and land development	301	13	546	490
Commercial real estate	27	—	203	—
Residential	—	—	20	10
Consumer	151	7	248	76
Total recoveries	576	197	2,810	1,701
Loans charged-off:
Commercial and industrial	(599)	(701)	(1,754)	(3,427)
Commercial tax-exempt	—	—	—	—
Owner occupied real estate	(392)	(25)	(775)	(295)
Commercial construction and land development	—	(2,552)	(1,293)	(2,844)
Commercial real estate	(34)	(2,441)	(1,105)	(2,773)
Residential	(1,126)	(166)	(1,466)	(332)
Consumer	(617)	(202)	(1,279)	(1,077)
Total charged-off	(2,768)	(6,087)	(7,672)	(10,748)
Net charge-offs	(2,192)	(5,890)	(4,862)	(9,047)
Balance at end of period	$24,998	$23,110	$24,998	$23,110
Net charge-offs (annualized) as a percentage of average loans outstanding	0.45%	1.35%	0.26%	0.55%
Allowance for loan losses as a percentage of period-end loans	1.25%	1.32%	1.25%	1.32%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(Unaudited)

The following table presents information regarding nonperforming loans and assets as of December 31, 2014 and for the preceding four quarters (dollar amounts in thousands).

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$11,634	$7,974	$4,291	$9,014	$10,217
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	7,416	6,954	6,401	6,005	4,838
Commercial construction and land development	3,228	3,254	9,028	10,734	8,587
Commercial real estate	5,824	6,407	5,793	6,043	6,705
Residential	4,987	6,157	6,341	6,551	7,039
Consumer	1,877	2,421	2,479	2,524	2,577
Total nonaccrual loans	34,966	33,167	34,333	40,871	39,963
Loans past due 90 days or more and still accruing	445	8	2,335	—	369
Total nonperforming loans	35,411	33,175	36,668	40,871	40,332
Foreclosed assets	7,681	7,162	4,020	3,990	4,477
Total nonperforming assets	$43,092	$40,337	$40,688	$44,861	$44,809

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs (included in nonaccrual loans above)	$15,030	$12,495	$17,748	$19,862	$17,149
Accruing TDRs	10,712	10,791	11,309	9,970	12,091
Total TDRs	$25,742	$23,286	$29,057	$29,832	$29,240

Nonperforming loans to total loans	1.77%	1.73%	1.98%	2.27%	2.30%

Nonperforming assets to total assets	1.44%	1.36%	1.42%	1.57%	1.61%

Nonperforming loan coverage	71%	74%	66%	59%	57%

Allowance for loan losses as a percentage of total period-end loans	1.25%	1.28%	1.31%	1.33%	1.32%

Nonperforming assets / capital plus allowance for loan losses	15%	15%	15%	17%	18%